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                     SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                                FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                Heartport, Inc.
                        ----------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Delaware                                  94-3222307
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(STATE OF INCORPORATION OR ORGANIZATION)              (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

        200 Chesapeake Drive
       Redwood City, California                            94063
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of each class                    Name of each exchange on which
        to be so registered                    each class is to be registered

          Not Applicable                                Not Applicable
-----------------------------------           --------------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

               7 1/4% Convertible Subordinated Notes, due 2004
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                                 (TITLE OF CLASS)


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description under the heading "Description of Notes" of the Company's Registration Statement on Form S-3 (File No. 333-31161) filed with the Securities and Exchange Commission on July 11, 1997 (the "Registration Statement on Form S-3") is incorporated herein by reference.

ITEM 2.    EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION
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     1.    Placement Agreement dated April 15, 1997 by and between the
           Company, Morgan Stanley & Co. Incorporated, Goldman, Sachs &
           Co. and Cowen & Company(1).
     2. Indenture dated as of April 15, 1997 between the Company and The Bank of New York(1).
     3. Registration Rights Agreement dated as of April 15, 1997 between the Company, Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Cowen & Company(1).

     4.    Form of Note  (included in Exhibit 3).

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(1) Filed as an exhibit to the Company's Form 8-K dated April 30, 1997 and incorporated herein by reference.


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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  HEARTPORT, INC.

Date: July 23, 1997                               /s/ David B. Singer
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                                                      David B. Singer
                                                      Chief Financial Officer